Exhibit 10.28
ORIGIN FOURTH AMENDED AND RESTATED ROYALTY DEED
NORTHERN TERRITORY, AUSTRALIA

This Origin Amended and Restated Royalty Deed (“Royalty”) dated                         and effective 1 January 2006 (the “Effective Time”), is between:
I.    Origin Energy B2 Pty Ltd (ABN 42 105 431 525) of Level 28,180 Ann Street, Brisbane OLD 4000, Australia (“Assignor”);
II.    Falcon Oil & Gas Australia Limited (ABN 53 132 857 008) of 12/14-18 Woniora Avenue, Wahroonga, NSW, 2076, Australia (“Falcon”);
And
III.    Tom Dugan Family Limited Partnership LLP (C.R.S. No. 02-957414-005 and Federal Tax ID# 85-0470931) of P.O. Box 207, Farmington, New Mexico 87499, United States of America (as to 44.80167%);
IV.    Territory Oil & Gas LLC of 621 Seventeenth Street, Suite 2300, Denver, Colorado 80293, United States of America (as to 51.19833%); and
V.    Malcolm. John Gerrard (ABN 91 998 763 040) of 93/34 Tewantin Way, The Terraces, Forest Lake, Queensland, 4078, Australia (as to 4%);
(together, “Assignee”).
Assignor and Assignee may be referred to individually as a “Party” or collectively as the “Parties”.
1In this document, except where the context otherwise requires:
(a)the singular includes the plural and vice versa, and a gender includes other genders;
(b)another grammatical form of a defined word or expression has a corresponding meaning;
(c)except as otherwise defined in this document, a reference to a party is to a party to this document, and a reference to a party to a document includes the party’s executors, administrators, successors and permitted assigns and substitutes;
(d)a reference to a person includes a natural person, partnership, body corporate, association, governmental or local authority or agency or other entity;
(e)a word or expression defined in the Corporations Act has the meaning given to it in the Corporations Act; and
(f)a rule of construction does not apply to the disadvantage of a party because the party was responsible for the preparation of this document or any part of it.
In this document the following definitions apply in addition to any other defined terms:
“Successors and Assigns” means any successors or assigns of an Associated Party.
“Associated Party” means a person:
(a)that is the Assignor’s successors or assigns;
(b)that is a Related Body Corporate (within the meaning of the Corporations Act) of the Assignor, its successors or assigns;
(c)that is a Related Party (within the meaning given in s 228 of the Corporations Act) of the Assignor, its successors or assigns;

(d)that is a transferee of the Permits;
(e)that is controlled by the Assignor, its successors or assigns;
(f)that is owned or operated by the Assignor, its successors or assigns;
(g)in which the Assignor, its successors or assigns holds a beneficial interest;
(h)from which the Assignor, its successors or assigns receives economic benefit (directly or indirectly) from in relation to the production of Petroleum from the Lands; or
(i)party to any contractual arrangement, understanding or scheme with any of the persons listed in a - h regarding the production of Petroleum from the Lands.
1The Parties acknowledge and agree that:
(a)they are parties to an earlier royalty deed dated and effective as of 1 January 2006 (“Original Royalty”), as amended and restated by the following deeds:
I.    the First Amended and Restated Assignment of Overriding Royalty Interest dated 20 December 2010;
II.    the Second Amended and Restated Royalty Deed dated 22 May 2014;
III.    Origin Amended and Restated Royalty Deed Northern Territory, Australia dated 5 September 2019; and
IV.    Falcon Third Amended and Restated Royalty Deed Northern Territory, Australia dated 22 April 2022.
(b)Assignor is severally liable to pay a 0.925% overriding royalty under the Original Royalty, pursuant to the following deeds:
I.    Deed of Accession for Bayless Royalty Deed dated 19 September 2014;
II.    Deed of Accession for Bayless Royalty Deed dated 27 September 2017;
III.    Deed of Amendment for the Bayless Royalty Deed dated 14 April 2019;
IV    Bayless Royalty – Amending Deed dated 7 July 2020; and
V.    Agreement – Amendment Letter Deed dated 30 August 2021.
(c)Pursuant to the same deeds, Falcon is severally liable to pay a 0.225% overriding royalty under the Original Royalty; and
(d)This deed amends and restates the Original Royalty insofar as it applies to Assignor and the Assignee only (it does not affect Falcon’s several liability to pay the 0.225% overriding royalty under the Original Royalty).
For avoidance of doubt, this document does not grant an additional royalty, but only amends and restates the Original Royalty, insofar as it applies to Assignor and the Assignee.
2In consideration of $100.00 cash which the Assignee acknowledges as having been paid, the Assignor hereby grants to the Assignee an overriding royalty interest (“ORRI”) in respect of all Petroleum (“Petroleum” has the same meaning as in section 5 of the Petroleum Act of the Northern Territory of Australia) produced from the lands that at the Effective Time were subject to the exploration permits (the “Lands”) listed in Exhibit A (the “Permits”) on the terms set out in this document.
3The ORRI shall be at the rate of 0.775% of the gross value at the wellhead of all Petroleum produced from the Lands. The ORRI shall be calculated in the same manner as the 10%

royalty payable to the Northern Territory as set forth in Part III, Division 5, Section 84, excluding section 84(1), of the Petroleum Act of the Northern Territory, as amended, replaced or re-enacted from time to time with the exception that should the aforementioned calculation include amount(s) attributable to a proportionate share of gathering, transportation, processing, treating and related costs which are incurred downstream of each CDP, such costs shall be capped at 30% of the sales price to an arms-length third party purchaser of the Petroleum. The calculation of the ORRI shall not include any amounts in respect of any tax or duty other than as provided in section 84(8) of the Petroleum Act of the Northern Territory of Australia. In this clause 4, “CDP” means the location of equipment owned and operated by the Assignor, Assignee and/or a third party gatherer within or outside the Lands, for gathering and measurement of natural gas and/or oil volumes, which is common to two or more wells.
4Assignor acknowledges that Assignor has the obligation to market the Petroleum attributable to the ORRI in the same manner that they market Assignor’s Petroleum free of any marketing charges to Assignee. If Assignee elects at its sole option, Assignee may take its Petroleum attributable to the ORRI in kind. If Assignee elects at its sole option to take its Petroleum attributable to the ORRI in kind, and if Assignee requests that Assignor market Assignee’s share of Petroleum on Assignee’s behalf, and if Assignor agrees to so market Assignee’s share of Petroleum, then Assignee shall pay to Assignor a reasonable marketing fee for such services. All payments of the ORRI shall be made within 60 days of the end of each month and shall not be reduced by or offset against any amount the Assignee may owe to the Assignor. Payment of the ORRI shall be made in the manner as directed by the Assignees from time to time.
5Subject to clause 7, the ORRI shall extend and apply to:
(a)the Permits including extensions or renewals; and
(b)any and all future permits, titles or licences granted or issued in respect of the Lands.
6The ORRI shall not be payable on Petroleum produced from future permits, titles or licences in respect of the Lands if the persons deriving benefit, economic or otherwise, from such future permits, titles or licences are persons other than the Assignor, Associated Party or Successors or Assigns.
7This document is made without warranty of title of any kind or character, express or implied, except that Assignor warrants title hereto, against all persons lawfully claiming the same, or any part thereof, by, through or under Assignor, but not otherwise. The ORRI is a contractual right granted by Assignor and the Assignor acknowledges and warrants that the ORRI applies to:
(a)the Permits; and
(b)all future permits, titles or licences granted or issued in respect of the Lands, in accordance with clause 6.
8This document is subject to compliance with all applicable laws of the Northern Territory of Australia. The Parties shall execute any governmental forms of assignment required by the Northern Territory of Australia as reasonably required to effect the intent of the Parties. This document may be signed in any number of counterparts, and by the parties in separate counterparts. All counterparts make one instrument.
9The Parties shall execute all documents and take all actions necessary to record and perfect this document, and to put third parties, Associated Parties, Successors and Assigns on notice of the existence and binding nature of this document.
10References herein to liens, encumbrances, burdens, defects and other matters shall not be deemed to ratify or create any rights in third parties.
11This document binds and inures to the benefit of Assignor, Original Assignee and Assignee and their respective successors and assigns.
12This document will be construed in accordance with and governed by the laws of the Northern Territory of Australia. Any controversy or claim arising out of or relating to this document or a breach of it will be finally settled under the Rules of Conciliation and Arbitration of the International Chamber of Commerce (Rules) by one or more arbitrators appointed in accordance with the Rules and the arbitration will be conducted in Australia. The substantive law applicable will be Northern Territory of Australia law and proceedings will be conducted in English. Any award rendered will be final and binding and judgement may be entered in a Court having jurisdiction and application may be made to that Court for an order of enforcement.
13Subject to clause 16, the Assignee will be solely liable for payment of all taxes (including but not limited to corporate taxes, personal income tax, fringe benefits tax, payroll tax, stamp duty, withholding tax, PAYG, turnover tax and excise and import duties, and any subcontractor’s taxes) which may be imposed in relation to the payments made under this document.
14If the Assignor or Falcon is required in its opinion to withhold any amount in respect of tax from a payment to be made to the Assignee under this document, it is entitled to do so and such withholding and payment to the relevant taxing authority will be a good discharge of its obligation to pay the relevant amount to the Assignee. In the event that the Assignor or Falcon (as applicable) pays an amount to the Assignee without withholding an amount in respect of tax, the Assignor or Falcon (as applicable) will be indemnified by the Assignee for any loss suffered by it as a result of failing to withhold.
15Notwithstanding any other provision in this document, if the Supplier is or becomes liable to pay GST in connection with any Supply:
(a)the Recipient must pay to the Supplier, in addition to the Agreement Price, an additional amount equal to the amount of that GST;
(b)the Recipient must pay the Agreement Price plus the additional amount on account of GST within 30 days of receiving a tax invoice from the Supplier for that Supply or as otherwise provided in this document;
(c)if the GST payable in relation to a Supply made under or in connection with this document carried from the additional amount paid or payable by the Recipient under paragraph (a) such that a further amount of GST is payable in relation to the Supply or a refund or credit of GST is obtained in relation to the Supply, then the Supplier will provide a corresponding refund or credit to, or will be entitled to receive the amount of that variation from, the Recipient. Any payment, credit or refund under this paragraph is deemed to be a payment, credit or refund of the additional amount payable under paragraph (a). If an adjustment event occurs in relation to a Supply, the Supplier must issue an adjustment note to the Recipient in relation to that Supply within 14 days after becoming aware of the adjustment;
(d)where a party reimburses the other party for an expense or other amount incurred in connection with any wholly or partly creditable acquisition or any wholly or partly creditable importation made by that other party, the amount reimbursed shall be net of any input tax credit claimable in respect of that acquisition or importation (as the case may be).
In this clause 16, all italicised and emboldened terms, have the same meaning as in the A New Tax System (Goods and Services Tax) Act 1999 and in the GST law.
In addition:
"Agreement Price” means the consideration to be provided under this document for the Supply (other than under this clause);
“Recipient” means the party that receives the Supply from the Supplier;
“Supplier” means the party that provides the Supply to the Recipient and includes the representative member of the GST Group if the Supplier is a member of a GST Group;
“Supply” means any supply to the Recipient by the Supplier pursuant to this document. However, if the GST law treats part of a supply as a separate supply for the purpose of determining whether GST is payable on that part of the supply or for the purpose of determining the tax period to which that part of the supply will be attributable, such part of the supply will be treated as a separate supply for the purposes of this clause.

16Notwithstanding any other provision in this document, each member of the Assignee that has not provided a valid ABN in this document warrants that:
(a)None of the supplies to be made by it under or in connection with this document will be made in the course or furtherance of an enterprise carried on in Australia, within the meaning of section 12-190 pf Part 2-5 of Schedule 1 to the Taxation Administration Act 1953; and
(b)It is not registered or required to be registered within the meaning of the A New Tax System (Goods and Services Tax) Act 1999.
Each member of the Assignee that has not provided a valid ABN in this document indemnifies and holds harmless the Assignor and Falcon against all amount of tax, penalties, interest or any other amount required to be paid by the Assignor and Falcon as a result of or in connection with a breach of any of the warranties provided in this clause.
17The Assignor, any Associated Party and Successors and Assigns must procure that any transferee of:
(a)a Permit or a part of an interest in a Permit; or
(b)any and all future permits, titles, or licences in respect of the Lands, execute a deed of assignment and assumption in respect of its relevant proportionate share of the obligations under this document.
18The Parties will lodge for approval and registration the instruments creating the ORRI on the Register maintained under the Petroleum Act of the Northern Territory, Australia and will also lodge for approval and registration such instruments against all titles issued in lieu of a Permit, including any production title issued out of a Permit.
19The Assignee acknowledges that if the Australian Government introduces a tax on profits generated by Assignor from commercial production of Petroleum from the area the subject of the Exploration Permits, and the ORRI is not an allowable deductable expense or equivalent in the calculation of the taxable income or profit, then the Assignee agrees to negotiate in good faith with the Assignor such amendments to this document as will achieve equitable apportionment between the Assignee and the Assignor of the difference between the amount of tax assessed and that amount that would have been assessed if the ORRI was an allowable deduction.

Executed as a deed.

SIGNED, SEALED AND DELIVERED on behalf of ORIGIN ENERGY B2 PTY LTD by: Director Print name	) ) ) ) ) ) ) ) ) ) ) ) )	Director/Company Secretary Print name

SIGNED, SEALED AND DELIVERED by TERRITORY OIL & GAS LLC in the presence of: Signature of witness Name of witness	) ) ) ) ) ) ) ) ) ) ) )	Signature of authorised signatory Name of authorised signatory

By signing this document, the signatory represents and warrants that they are duly authorised to execute on behalf of Territory.

SIGNED, SEALED AND DELIVERED by TOM DUGAN FAMILY LIMITED PARTNERSHIP LLP in the presence of: Signature of witness Name of witness	) ) ) ) ) ) ) ) ) ) ) )	Signature of authorised signatory Name of authorised signatory

By signing this document, the signatory represents and warrants that they are duly authorised to execute on behalf of Dugan Family.

SIGNED, SEALED AND DELIVERED on behalf of FALCON OIL & GAS AUSTRALIA LIMITED by: Director Print name	) ) ) ) ) ) ) ) ) ) ) ) )	Director/Company Secretary Print name

SIGNED, SEALED AND DELIVERED by GEESKE GERRARD for and on behalf of Malcolm John Gerrard under power of attorney dated 16 March 2017 in the presence of: Witness Print name	) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Signature Geeske Gerrard By executing this document the attorney states that the attorney has received no notice of revocation of the power of attorney.